UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2021

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250 Chesapeake, Virginia 23320-0210
(Address of Principal Executive Offices) (Zip Code)

(800) 701-4342

 (Registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on December 7, 2020, Instadose Pharma, Corp., f/k/a Mikrocoze, Inc. (the “Company”) entered into a non-binding letter of intent with Instadose Pharma, Corp., a corporation organized under the laws of Canada (“Instadose”), dated December 7, 2020 (as amended by the Amendment (as defined below), the “LOI”). On April 29, 2021, the Company entered into an amendment to the LOI (“Amendment”). The Amendment amends the exclusivity period prescribed in the LOI, extending such period until the earlier to occur of (i) either Party terminating the LOI and the proposed transaction providing notice to the other party, (ii) the consummation of the contemplated transaction, and (iii) July 31, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Letter of Intent, dated April 29, 2021, by and between Instadose Pharma Corp. and Instadose Pharma Corp. f/k/a Mikrocoze, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

Date: May 4, 2021	By:	/s/ Terry Wilshire
Terry Wilshire
President

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